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                                                                    EXHIBIT 21.1

                                  CANMAX INC.
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                                STATE OF
                           NAME OF SUBSIDIARY                                 ORGANIZATION
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

Canmax Retail Systems, Inc.                                                       Texas

Canmax Telecom, Inc.                                                              Texas

ARDIS Telecom & Technologies, Inc.                                              Delaware
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